As Filed With the Securities and Exchange Commission on May 9, 2008
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           TRIPOD INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

          Nevada                                                          8299
(State or Other Jurisdiction                                  (Primary Standard Industrial
     of Organization)                                             Classification Code)

     5 Xinhua Street, Office 1310                                  Eastbiz.com, Inc.
Tiexi District, Shenyang, Liaoning Province                        5348 Vegas Drive
         China 110023                                            Las Vegas, Nevada 89108
Tel: +86-13358878308, Fax: (702) 974-1847                 Tel:(702) 871-8678 Fax: (702) 387-3827
   (Address and telephone number of                         (Name, address and telephone number
     registrant's executive office)                                of agent for service)

                                   Copies to:
                                 DIANE D. DALMY
                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                                Tel: 303.985.9324
                                Fax: 303.988.6954

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do Not Check if a Smaller Reporting Company)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Securities to     Amount To Be    Offering Price     Aggregate      Registration
be Registered      Registered       Per Share      Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock:      4,000,000          $0.05          $200,000          $7.86
================================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                           TRIPOD INTERNATIONAL, INC.
                             SHARES OF COMMON STOCK
                      2,000,000 MINIMUM - 4,000,000 MAXIMUM

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 2,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. In the event that 2,000,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 2,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at our bank of our choice. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There are no minimum purchase requirements.

Our common stock will be sold by Vera Vechera, our sole officer and director.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 4.

                          Offering Price         Expenses       Proceeds to Us
                          --------------         --------       --------------
Per Share - Minimum          $   0.05             $ 0.015          $  0.035
Per Share - Maximum          $   0.05             $0.0075          $ 0.0425
Minimum                      $100,000             $30,000          $ 70,000
Maximum                      $200,000             $30,000          $170,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL TO TELL YOU OTHERWISE.

              The date of this prospectus is ____________________.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Summary of our Offering................................................    3

Risk Factors...........................................................    4

Use of Proceeds........................................................    9

Determination of Offering Price........................................   10

Dilution of the Price You Pay for Your Shares..........................   10

Plan of Distribution; Terms of the Offering............................   12

Management's Discussion and Analysis of Financial Condition
 or Plan of Operation..................................................   15

Business...............................................................   19

Management.............................................................   22

Executive Compensation.................................................   24

Principal Stockholders.................................................   25

Description of Securities..............................................   26

Certain Transactions...................................................   27

Litigation.............................................................   28

Experts................................................................   28

Legal Matters..........................................................   28

Financial Statements...................................................   28

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We are a development stage company. We do not have revenues or operations, we have minimal assets and have incurred losses since inception. We intend to provide service to potential students from China who want to study in North America. The company will assist international students with finding appropriate school or university in USA and Canada. We also plan to assist students with visa applications and help find accommodations in the place of studying. The company will receive revenue from potential students' fees as well as from school and college commission payments. We are currently developing a website (www.studyESL.cn). It will display the variety of programs from different educational institutions and our service that we can offer to potential students. The website will contain links to the universities, colleges and schools that we will enter into strategic agreements with. The links will provide the clients with overviews, and programs. To date, the only operations we have engaged in are the development of a business plan and the registration of the domain name for our new website.

Our principal executive office is located at 5 Xinhua Street, Office 1310, Tiexi district, Shenyang, Liaoning province, 110023, China. Our telephone number is +86-13358878308 and our registered agent for service of process is the Eastbiz.com, Inc, located at 5348 Vegas Dr, Las Vegas, Nevada, 89108. Our fiscal year end is March 31.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered           Up to 4,000,000 shares of common stock, par
                                   value $0.001.

Offering price per share           $0.05

Offering period                    The shares are being offered for a period not
                                   to exceed 270 days.

Net proceeds to us                 $70,000 assuming the minimum number of shares
                                   is sold. $170,000 assuming the maximum number of shares is sold.

Use of proceeds                    We will use the proceeds to pay for
                                   administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding
before the offering                5,000,000

Number of shares outstanding       9,000,000
after the offering if all of
the shares are sold

Market for the common stock        There has been no market for our securities.
                                   Our common stock is not traded on any
                                   exchange or on The Over-the-Counter market.
                                   After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have market maker who has agreed to file such application.

                                   There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                           As of March 31,2008
                                           -------------------
                                               (Audited)
           BALANCE SHEET
           Total Assets                          $5,148
           Total Liabilities                     $1,230
           Stockholders Equity                   $3,918

                                       Period from February 6, 2008
                                         (date of inception) to
                                              March 31,2008
                                              -------------
                                                (Audited)
           INCOME STATEMENT
           Revenue                               $    --
           Total Expenses                        $ 1,082
           Net Loss                              $(1,082)

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with different universities, institutes, colleges and schools. It will also enable us to initiate development on our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in February 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,082 of which $152 is for bank charges, $32 is postage expense and $898 is incorporation service fee. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough international students who will use our services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Vera Vechera, will only be devoting limited time to our operations. Ms. Vechera intends to devote 30% of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Vera Vechera from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Vechera may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF VERA VECHERA, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Vera Vechera, for the future success of our business. The loss of the services of Ms. Vechera could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. She has no formal training in financial accounting and management, however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Ms. Vechera has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

US INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NONE-U.S. OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our headquarters and sole officer and director are located outside the United States. Consequently, it may be difficult for investors to effect service of process on Ms. Vechera in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Vechera based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

BECAUSE ALL CHINESE STUDENTS MUST HAVE A TEMPORARY RESIDENT VISA BEFORE ARRIVING TO UNITED STATES AND CANADA THERE IS A RISK OF CHANGING RULES IN STUDENT VISA REQUIREMENTS AND IT COULD BE VERY DIFFICULT TO OBTAIN ENTRY VISA. IF IT OCCURS OUR BUSINESS CAN FAIL.

All Chinese students must have a temporary resident visa before arriving to United States and Canada. In case of changing political interrelation between United States or Canada and China or in case of reduced quota for Chinese students, requirements to obtain student visa could be changed. If our potential students can not obtain temporary resident visa, our business will fail and you will lose your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, OR OUR OFFICER AND DIRECTOR MISAPPROPRIATE THE FUNDS FOR THEIR OWN USE, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the $200,000 we raise. As such, they could take the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget;
(iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to or purchased by a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 50% OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms Vechera, our director and officer, owns approximately 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Vechera may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000 or $200,000 of the offering is sold.

                                                      $100,000          $200,000
                                                      --------          --------

     Gross proceeds                                   $100,000          $200,000
     Offering expenses                                $ 30,000          $ 30,000
     Net proceeds                                     $ 70,000          $170,000

The net proceeds will be used as follows:

     Website development                              $ 15,000          $ 20,000
     Marketing and advertising                        $ 25,000          $ 60,000
     Establishing an office                           $  5,000          $ 10,000
     Salaries/Commisions                              $      0          $ 50,000
     Audit, accounting and filing fees                $ 15,000          $ 20,000
     Working capital                                  $ 10,000          $ 10,000

Total offering expenses to be paid from the proceeds are $30,000. They consist of $15,000 for legal fees; $392.14 for printing our prospectus; $4,600 for accounting fee; $10,000 for our transfer agent; and $7.86 for our SEC filing fee.

Upon the completion of this offering, we intend to immediately initiate the development of our website "www.studyESL.cn." We intend to hire an outside web designer to assist us in designing and building our website. We intend to cater to students who want to study in North America. We will identify educational institutes in United States and Canada and their programs from Internet web sites. We will market and advertise our web site in different schools and universities in China especially language and business universities. We will try to conclude referral agreements with such Chinese universities to find appropriate educational institution in North America for their students who want to study abroad.

Marketing and advertising will be focused on promoting our website in Internet mostly on search engine. The marketing and advertising campaign will include promotion in Chinese universities by presentations and negotiations with university's authorities. Also it will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $25,000 and $60,000.

We intend to expand our office in order to expand our operations. This will include physical office space, computer equipment, furniture, telephones and other assets as required to maintain the operations.

If we raise the maximum amount under this offering, we intend to pay salaries to our officer, or, to outside employees or consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to promote our service and handle transactions with our clients.

Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     -    our lack of operating history
     -    the proceeds to be raised by the offering
     - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
     -    our relative cash requirements.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2008, the net tangible book value of our shares of common stock was $3,918 or approximately $ 0,0008 per share based upon 5,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $203,918 or approximately $0.023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.023 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.023 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.44% of the total number of shares then outstanding for which you will have made cash investment of $200,000, or $0.05 per share. Our existing stockholders will own approximately 55.55% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

IF 3,000,000 SHARES ARE SOLD:

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $153,918, or approximately $0.019 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.019 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.50% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 62.50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

IF THE MINIMUM NUMBER OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $103,918, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.015 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share                                                      $    0.001
Net tangible book value per share before offering                    $   0.0008
Potential gain to existing shareholders                              $  200,000
Net tangible book value per share after offering                     $    0.023
Increase to present stockholders in net tangible book
 value per share after offering                                      $  200,000

Capital contributions                                                $    5,000
Number of shares outstanding before the offering                      5,000,000
Number of shares after offering assuming the sale of
 the maximum number of shares                                         9,000,000
Percentage of ownership after offering                                    55.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share                                                      $     0.05
Dilution per share                                                   $    0.023
Capital contributions                                                $  200,000
Number of shares after offering held by public investors              4,000,000
Percentage of capital contributions by existing shareholders               2.44%
Percentage of capital contributions by new investors                      97.56%
Percentage of ownership after offering                                    44.44%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share                                                      $     0.05
Dilution per share                                                   $    0.019
Capital contributions                                                $  150,000
Number of shares after offering held by public investors              3,000,000
Percentage of capital contributions by existing shareholders               3.22%
Percentage of capital contributions by new investors                      96.78%
Percentage of ownership after offering                                     37.5%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share                                                      $     0.05
Dilution per share                                                   $    0.015
Capital contributions                                                $  100,000
Percentage of capital contributions by existing shareholders               4.76%
Percentage of capital contributions by new investors                      95.24%
Number of shares after offering held by public investors              2,000,000
Percentage of ownership after offering                                    28.57%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, and 4,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account. The funds will be maintained in the separate bank account until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

     -    extension of the offering period beyond 270 days;
     -    change in the minimum sales requirement;
     -    change in the offering price;
     - change to allow sales to affiliates in order to meet the minimum sales requirement;
     - change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Vera Vechera, our sole officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1.   The person is not statutorily disqualified, as that term is defined in
          Section 3(a)(39) of the Act, at the time of his participation; and,
     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
          (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Vera Vechera is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Vechera will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

SECTION 15(g) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Tripod International, Inc.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, execute agreements with providers of educational programs and find clients to buy our services.. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic agreements with universities, institutes, colleges and schools to enable us to offer educational programs to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

PLAN OF OPERATION

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

ESTABLISH OUR OFFICE

Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment we need to begin operations. We believe that it will cost $5,000 to set up and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

DEVELOP OUR WEBSITE AND NEGOTIATE WITH SCHOOLS IN U. S. AND CANADA

After our office is established, we intend to contact and negotiate with different educational institutions in North America regarding their programs for students from China that wish to live and study in North America. We will display links on our website to the universities, institutes, colleges and schools that we will enter into agreements with. Once we have agreements with several universities, institutes, colleges and schools that we can offer to our potential students, we will hire an outside web designer to begin development on our website. We believe we should have a minimum of five agreements negotiated within 30 days of setting up our office. The negotiation of additional agreements with educational institutions and the development of our website will be ongoing during the life of our operations. We believe that it will cost up to $15,000 in order to have our website initially operational.

DEVELOP AND IMPLEMENT MARKETING STRATEGY

As soon as our website is operational, which as we have said will be approximately 90 days from setting up our office; we will begin to market our services in China. Our website will display the educational programs that we offer to international students as well as the strategic partnership opportunities we offer to Chinese colleges and schools. We intend to start negotiation with various colleges and universities in China. Our goal is to develop referral agreements with various Chinese universities in order advertise our services to their students that may wish to study in United States and Canada. In the future we intend to market our services to other parts of Asia such as Japan, Russia, and South Korea. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

We also expect to get new clients from "word of mouth" advertising where our current students will refer their friends to us. We will encourage such advertising by rewarding the students who refer new clients to us with nominal gifts such as gift certificates and thank-you cards. We may also offer discounts for our services to them and their referred friends.

Once, international students begin to purchase our services and enroll in our programs, we intend to hire 1 or 2 part-time representatives(s) to call on additional universities, institutes, colleges and schools in North America to introduce them to our services. Their job would be to find new schools in North America that are appropriate for our students, and to set up agreements with them regarding the enrollment in their educational programs. Depending on the success of our business, we also may hire representatives in China and other parts of Asia to advertise our services to international students.

SUMMARY

In summary, we should be in full operation and selling programs within 100 days of completing our offering. Until we have executed agreements with North American schools, obtained referral agreements, and developed our website, we do not believe that enough Chinese clients will use our services. We believe, however, that once our website is operational we will be able to advertise our services better and attract new clients to by educational programs that we offer. If we are unable to negotiate suitable terms with educational institutions to enable us to sell their programs, or if we are unable to attract clients to use our services, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue, we may be forced to suspend or cease operations.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 6, 2008 TO MARCH 31, 2008

During the period we incorporated the company, and prepared a business plan and reserved the domain name "STUDYESL.CN". Our loss since inception is $1,082 of which $152 is for bank charges, $32 is postage expense and $898 is incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in March 2008. This was accounted for as a sale of common stock.

As of March 31, 2008, our total assets were $5,148 and our total liabilities were $1,230 comprising of $1,230 owning to Vera Vechera, our sole officer and director.

                                    BUSINESS

GENERAL

We were incorporated in the State of Nevada on February 6, 2008. We have not started operations. We are developing a website (www.studyESL.cn) that will offer different educational programs in North America to Chinese students. We intend to help international students find appropriate school or university in USA and Canada, help to obtain a visa and find accommodation in the place of studying. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 5348 Vegas Dr, Las Vegas, Nevada, 89108. Our business office is located at 5 Xinhua Street Office 1310, Tiexi district, Shenyang, Liaoning province, 110023, China. Our telephone number is +86-13358878308. This is the office of our President, Vera Vechera. We do not pay any rent to Ms. Vechera and there is no agreement to pay any rent in the future.

We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

PRODUCTS/SERVICES

We intend to provide service to potential students from China who wish to study in North America. We plan to help Chinese students enroll in appropriate university, institute, college or school in USA and Canada. We also will help students obtain student visa and find accommodation in the place of studying. As we expand, we intend to offer our services to other parts of Asia. Our service will start form preliminary consultation and will end when our clients are enrolled to the program, entered to the destination country and accommodated at desired place. However, we intend to be available to students during their educational program incase an unresolved issue arises.

Our services will include:

     -    Consultation about education in United States and Canada
     -    Help in selection of proper educational institution and program
     -    Negotiation with educational institution in behalf of client
     - Help in obtaining visa and gathering documentation for visa application
     -    Finding accommodation in the place of studying
     -    Help in resolving any hardship during education

MARKETING OUR SERVICES

We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of potential clients who want to study in North America and potential partners such as universities, institutes, colleges and schools. We will identify educational institutes in United States and Canada and their programs from Internet web sites. We will market and advertise our web site to find potential clients and also promote our services in different universities in China especially in language and business universities. We will try to conclude referral agreements with such Chinese universities to in order to market our services to their students who wish to study in Canada or the U.S.

The marketing and advertising campaign will include promotion in Chinese universities by presentations and negotiations with university's authorities. Also it will include the design and printing of various sales materials.

We will offer direct advertising of those educational institution that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create.

We intend to develop strategic relationships with Chinese universities, and colleges to obtain referrals for our services to Chinese students who wish to study English in North America. We will try to persuade such universities to consider making education in United States and Canada an optional part of their curriculum so that their students can enroll in our programs on regular basis.

Other methods of communication will include:

     -    Direct mail - brochures and newsletters
     -    Email mailings - regular e-mailings to potential clients
     - Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

WEBSITE MARKETING STRATEGY

We intend to promote our website by displaying it on our business cards. We will refer our potential clients and strategic partners to our website to showcase the services and opportunities that we offer. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags).

REVENUE

The company's revenue will be in form of a fee from potential students for our services. Complete service fees will range from 2,000 to 3,000$ US. Generally our services will consist of a comprehensive package beginning with a consultation with a potential student to arranging accommodation in the desired place of study. However, we may also provide separate services such as consulting, preparation of documentation for visa application, finding educational institution, or accommodation. We may also receive commissions from some educational institutions that range from 10% to 20% of student tuition fees.

COMPETITION

The educational service market is intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Even though the educational service market is intensely competitive we believe that new companies as ours can compete on this market as number of Chinese students that want to get education or study English in North America is growing. United States and Canada lead as destination countries for Chinese students. The data shows that US is the largest and Canada is the fourth English-speaking destination for international students. Canada's annual growth in 2005 was 5% and US in 2006 maintained number of student same as in 2005. China continues to be important source market for each five English-speaking destination countries. Number of Chinese students remained same in US in 2006 and grew 6% in Canada in 2005. From 1999 to 2002, China led tremendous increases in foreign student flows in Canada. Between 1999 and 2002, the flow of Chinese students increased by about 700% to 9,400. Chinese foreign student stocks also increased rapidly in the late 1990s, becoming the largest by the end of 2002 and it is growing.

                                    International Students - number and percentage annual growth on the previous year

                      Australia 2006        USA 2005-2006        UK 2005-2006       Canada 2005-2006      New Zealand 2005-6
                      --------------        -------------        ------------       ----------------      ------------------
                       Number     %        Number       %       Number      %         Number      %         Number         %
                       ------   ----       ------     ----      ------    ----        ------    ----        ------       ----
CHINA                  46,075    15%       62,582       0%      51,080     -4%        30,516      6%        21,034       -21%
India                  25,431    15%       76,503      -5%      19,250     15%         7,044     10%         2,136        13%
Malaysia               14,932    -3%        5,515     -10%      11,490      0%           873     -8%         1,516        14%
Hong Kong               9,948    -7%        7,849       9%       9,575    -12%         2,670     -9%           451       -13%
Indonesia               8,772    -8%        7,575      -2%       1,160      1%           861      7%           376       -10%
Republic of Korea       5,590     5%       59,022      11%       4,195      5%         4,944     12%         2,141         2%
Japan                   3,413     1%       38,712      -8%       6,660      1%         1,812      1%         1,978        -3%
Nigeria                   106    31%        6,192      -2%       9,615     18%         1,089     23%            31        24%
France                    849    25%        6,640       1%         n/a     n/a         7,869      6%           306        13%
All countries         172,297     5%      564,766       0%     234,350      2%       140,724      5%        42,652       -10%

Source: International Research and Analysis Unit of Australian Government

Vera Vechera, our president will be devoting approximately 30% of her time to our operations. Once we begin operations, and are able to attract more and more clients to use our services, Ms. Vechera has agreed to commit more time as required. Because Ms. Vechera will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

OFFICES

Our offices are currently located at 5 Xinhua Street Office 1310, Tiexi district, Shenyang, Liaoning province, 110023, China. Our telephone number is +86-13358878308. This is the office of our President, Vera Vechera. We do not pay any rent to Ms. Vechera and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

GOVERNMENT REGULATION

We are not currently subject to direct federal, state or local regulation other than student visa regulation in U.S. and Canada. In general, international students can apply for student visa to live and study in Canada or the U.S. provided they have been accepted by North American university or college for a desired program of study. The students will have to provide proof that they have sufficient funds to pay tuition fees and living expenses to study in Canada or the U.S. The students also have to establish to the Government that they will return home at the end of their studies and may have to pass a medical exam. We intend to guide the students through the student visa application process. However, if student entry requirements are made more difficult in any way, we may loose potential clients and may have to cease operations.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address                                   Age                            Position(s)
----------------                                   ---                            -----------
Vera Vechera                                       49      President, Principal Executive Officer, Secretary,
5 Xinhua Street, Office 1310                               Treasurer, Principal Financial Officer, Principal
Tiexi district, Shenyang, Liaoning province                Accounting Officer and Sole Member of The Board of
China 110023                                               Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Since our inception on February 6, 2008, Vera Vechera has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. Since 2000, Ms. Vechera has been a self employed consultant providing administrative services for various companies involved in international trade. Ms. Vechera holds a Bachelor in the field of Educational Psychology. Ms. Vechera has not been a member of the board of directors of any corporations during the last five years.

During the past five years, Ms. Vechera has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Vechera was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Vechera's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending March 31, 2008 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                      EXECUTIVE OFFICER COMPENSATION TABLE

                                                                                     Nonqualified
                                                                     Non-Equity        Deferred
                                                Stock     Option   Incentive Plan    Compensation     All Other
     Name and                Salary    Bonus    Awards    Awards    Compensation       Earnings     Compensation    Total
Principal Position    Year    (US$)    (US$)    (US$)      (US$)       (US$)            (US$)          (US$)        (US$)
------------------    ----    -----    -----    -----      -----       -----            -----          -----        -----
   Vera Vechera       2008      0        0        0          0           0                0              0            0
    President

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

COMPENSATION OF DIRECTORS

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                          DIRECTOR'S COMPENSATION TABLE

                            Fees                            Non-Equity       Nonqualified
                           Earned                            Incentive        Deferred
                          Paid in      Stock     Option        Plan         Compensation      All Other
                            Cash      Awards     Awards     Compensation      Earnings      Compensation      Total
    Name         Year       (US$)      (US$)      (US$)        (US$)            (US$)           (US$)         (US$)
    ----         ----       -----      -----      -----        -----            -----           -----         -----
Vera Vechera     2008         0          0          0            0                0               0             0

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                               Number of Shares          Percentage of
                                              Percentage of     After Offering          Ownership After
                              Number of         Ownership       Assuming all of          the Offering
Name and Address            Shares Before      Before the         the Shares           Assuming all of the
Beneficial Owner [1]         the Offering       Offering           are Sold              Shares are Sold
--------------------         ------------       --------           --------              ---------------
Vera Vechera                  5,000,000           100%             5,000,000               55.56%

----------
[1] The person named above may be deemed to be a "PARENT" and "PROMOTER" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Ms. Vechera is the only "PROMOTER" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     - have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PREFERRED STOCK

Currently no preferred shares are issued and outstanding.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent for our securities is Island Stock Transfer, 100 Second Avenue S., Suite 300N, St. Petersburg, Fl 33701. Its telephone number is (727) 287-0010.

                              CERTAIN TRANSACTIONS

In March 2008, we issued a total of 5,000,000 shares of restricted common stock to Vera Vechera, our sole officer and director in consideration of $5,000.

Further, Ms. Vechera has advanced funds to us. As of March 31, 2008, Ms. Vechera advanced us $1,230. Ms. Vechera will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Vechera. Ms. Vechera will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Vechera does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Vechera or the repayment of the funds to Ms. Vechera. The entire transaction was oral.

Ms. Vechera allows us to use approximately 100 square feet of her office for our operations on a rent free basis.

                                   LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 5348 Vegas Drive, Las Vegas, Nevada, 89108

                                     EXPERTS

Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Moore & Associates, Chtd (PCAOB Registered) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Diane D. Dalmy, Attorney At Law, has provided an opinion on the validity of our common stock. We have retained her solely for the purpose of providing this opinion and review our registration statement.

                              FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Our financial statements from inception to http://www.secinfo.com/ - Dates March 31, 2008, immediately follow:

     INDEPENDENT AUDITOR'S REPORT                                 F-1

     FINANCIAL STATEMENTS
       Balance Sheet                                              F-2
       Statement of Operations                                    F-3
       Statement of Stockholders' Deficiency                      F-4
       Statement of Cash Flows                                    F-5
       Notes to the Financial Statements                          F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tripod International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Tripod International, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on February 6, 2008 through March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tripod International, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on February 6, 2008 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2b to the financial statements, the Company has an accumulated deficit of $1,082 as of March 31, 2008 and further losses are anticipated in development of its business, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 2b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
April 30, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                      March 31,
                                                                        2008
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $  5,148
                                                                      --------

      TOTAL ASSETS                                                    $  5,148
                                                                      ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LONG TERM LIABILITIES
  Loan from Director                                                  $  1,230
                                                                      --------

      TOTAL LONG TERM LIABILITIES                                     $  1,230
                                                                      --------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001 par value, 75,000,000 shares authorized;
   5,000,000 shares issued and outstanding                               5,000
  Additional paid-in-capital                                                --
  Deficit accumulated during the development stage                      (1,082)
                                                                      --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                               3,918
                                                                      --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $  5,148
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                              From Inception on
                                                             February 6, 2008 to
                                                                  March 31,
                                                                    2008
                                                                  --------
EXPENSES
  General and Administrative Expenses                             $  1,082
                                                                  --------
      Net (loss) from Operation before Taxes                        (1,082)

Provision for Income Taxes                                               0
                                                                  --------

Net (loss)                                                        $ (1,082)
                                                                  ========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                       $  (0.00)
                                                                  ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                90,909
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on February 6, 2008 to March 31, 2008
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                              Number of                  Additional       During
                                               Common                     Paid-in       Development
                                               Shares        Amount       Capital         Stage         Total
                                               ------        ------       -------         -----         -----
Balance at inception on February 6, 2008

Common shares issued for cash at $0.001       5,000,000      $ 5,000      $    --        $    --       $ 5,000

Net (loss)                                           --           --           --         (1,082)       (1,082)
                                              ---------      -------      -------        -------       -------

Balance as of March 31, 2008                  5,000,000      $ 5,000      $    --         (1,082)      $ 3,918
                                              =========      =======      =======        =======       =======


   The accompanying notes are an integral part of these financial statements.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                             From Inception on
                                                            February 6, 2008 to
                                                                 March 31,
                                                                   2008
                                                                 -------
OPERATING ACTIVITIES
  Net (loss)                                                     $(1,082)
                                                                 -------

      Net cash (used) for operating activities                    (1,082)
                                                                 -------
FINANCING ACTIVITIES
  Loans from Director                                              1,230
  Sale of common stock                                             5,000
                                                                 -------

      Net cash provided by financing activities                    6,230
                                                                 -------

Net increase (decrease) in cash and equivalents                    5,148

Cash and equivalents at beginning of the period                       --
                                                                 -------

Cash and equivalents at end of the period                        $ 5,148
                                                                 =======

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                       $    --
                                                                 =======

  Taxes                                                          $    --
                                                                 =======

NON-CASH ACTIVITIES                                              $    --
                                                                 =======


   The accompanying notes are an integral part of these financial statements.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
March 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

TRIPOD INTERNATIONAL, INC ("the Company") was incorporated under the laws of the State of Nevada, U.S. on February 6, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily to provide service to potential students from China who wants to study in North America. The company helps find appropriate school or university in USA and Canada, obtain a visa and find accommodations in the place of study. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, February 6, 2008 through March 31, 2008 the Company has accumulated losses of $1,082.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,082 as of March 31, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) FOREIGN CURRENCY TRANSLATION
The Company's functional currency and its reporting currency is the United States dollar.

f) FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) INCOME TAXES
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
March 31, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) BASIC AND DILUTED NET LOSS PER SHARE
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) FISCAL PERIODS
The Company's fiscal year end is March 31.

k) RECENT ACCOUNTING PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
March 31, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is over funded or record a liability in its financial statements if a plan is under funded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. In March 2008, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,000.

During the period February 6, 2008 (inception) to March 31, 2008, the Company sold a total of 5,000,000 shares of common stock for total cash proceeds of $5,000.

TRIPOD INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
March 31, 2008
--------------------------------------------------------------------------------

4. INCOME TAXES

As of March 31, 2008, the Company had net operating loss carry forwards of approximately $1,082 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

On February 6, 2008, related party had loaned the Company $930 and on March 3,2008 related party had loaned the Company $300. The loans are non-interest bearing, due upon demand and unsecured.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

     SEC Registration Fee                           $     7.86
     Printing Expenses                              $   392.14
     Accounting Fees and Expenses                   $ 4,600.00
     Legal Fees and Expenses                        $15,000.00
     Transfer Agent Fees                            $10,000.00
                                                    ----------
     TOTAL                                          $30,000.00
                                                    ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

     1. Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
     2.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

     Name and Address           Date             Shares        Consideration
     ----------------           ----             ------        -------------

       Vera Vechera        March 31, 2008      5,000,000         $5,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

     Exhibit No.                     Document Description
     -----------                     --------------------

         3.1             Articles of Incorporation.
         3.2             Bylaws.
         4.1             Specimen Stock Certificate.
         5.1             Opinion of Diane D. Dalmy, Attorney At Law
                          Regarding the Securities Being Registered
        23.1             Consent of Moore & Associates, Chtd (PCAOB Registered)
        23.2             Consent of Diane D. Dalmy, Attorney At Law (included in
                          Exhibit 5.1)
        99.1             Subscription Agreement.

ITEM 17. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this ( Registration Statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement; and


          (c) include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) For the purpose of determining liability under the Securities Act to any purchaser:

          Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (8) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D. The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Shenyang, China on this 6th day of May, 2008.

                            TRIPOD INTERNATIONAL, INC.


                            BY:  /s/ Vera Vechera
                               -------------------------------------------------
                                 Vera Vechera, President, Principal Executive
                                 Officer, Secretary, Treasurer, Principal
                                 Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

                                  EXHIBIT INDEX

     Exhibit No.                     Document Description
     -----------                     --------------------

         3.1             Articles of Incorporation.
         3.2             Bylaws.
         4.1             Specimen Stock Certificate.
         5.1             Opinion of Diane D. Dalmy, Attorney At Law
                          Regarding the Securities Being Registered
        23.1             Consent of Moore & Associates, Chtd (PCAOB Registered)
        23.2             Consent of Diane D. Dalmy, Attorney At Law (included in
                          Exhibit 5.1)
        99.1             Subscription Agreement.